UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K
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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported): June 17, 2002


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                           Commission File No. 0-18387

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                       PEGASUS AIRCRAFT PARTNERS II, L.P.
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             (Exact name of registrant as specified in its charter)


                         State of Organization: Delaware
                   IRS Employer Identification No. 84-1111757
      Four Embarcadero Center, 35th Floor, San Francisco, California 94111
                           Telephone - (415) 434-3900





                       This document consists of 3 pages.


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Item 5.       Other Events and Regulation FD Disclosure:

         The Partnership has agreed in principle to the sale of the Boeing 727 freighter to Kitty Hawk. Although there can be no assurance that this sale will be completed, if it is, the number of aircraft will be reduced to 4.5 aircraft and 3 JT8D-9A engines. The remaining aircraft would consist of the parked Lockheed L-1011 and the McDonnell-Douglas DC-9, the McDonnell-Douglas DC10-10 freighter at Emery, the Boeing 727 freighter at TNT, and the 50% interest in the McDonnell-Douglas MD-81 at Vanguard. Cash flow has been significantly reduced due to aircraft sales and the fact that Vanguard and Kitty Hawk are struggling with liquidity issues. Cash flow is being generated by the Capital Cargo note ($35,000 per month), the Emery lease ($218,000 per month) and the TNT lease ($123,500 per month). However, the TNT lease will terminate before the end of the month. The General Partners will seek to dispose of the remaining aircraft as soon as practicable.

         The retirement of the Partnership debt has freed cash flow for operational needs and distributions. However, with the sale of the aircraft, rental revenue from aircraft has declined substantially. Therefore, the Partnership will not restore regular quarterly distributions, but will make distributions when there is sufficient cash after a review of current and expected future operations of the Partnership.




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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PEGASUS AIRCRAFT PARTNERS II, L.P.
                                       (Registrant)
                                       By:  Air Transport Leasing, Inc.
                                            Administrative General Partner





    June 17, 2002                           By: /S/Clifford B. Wattley
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                                                Clifford B. Wattley
                                                President, Chief Financial and
                                                Accounting Officer and Director



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